                                                                    Exhibit 3.73


            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       of

                           BALLY FITNESS CLUBS, INC.

               under Section 805 of the Business Corporation Law



     We, the undersigned, the vice-president and secretary respectively of BALLY FITNESS CLUBS, INC., hereby certify:

     1.  The name of the corporation is BALLY FITNESS CLUBS, INC.

     2. The certificate of incorporation was filed by the Department of State on May 13, 1985.

     3.  The certificate of incorporation is amended as follows:

         To change the corporate name. Paragraph One of the certificate is amended to read:

         "1. The name of the corporation is MANHATTAN SPORTS CLUB, INC."

     4. The above amendment to the certificate of incorporation was authorized by unanimous vote of the Board of Directors and by the vote of the sole shareholder of all of the issued and outstanding shares of the corporation.

     IN WITNESS WHEREOF, we have executed this certificate this 26th day of August, 1987.



                                         s/ Michael Lucci
                                         -----------------------
                                         Michael Lucci
                                         Vice-President


                                         s/ Israel G. Seeger
                                         -----------------------
                                         Israel G. Seeger
                                         Secretary

STATE OF NEW YORK  )
                   ) SS.:
COUNTY OF NEW YORK )

     ISRAEL G. SEEGER, being duly sworn, deposes and says that he is the secretary of BALLY FITNESS CLUBS, INC., the corporation, and one of the persons who signed the foregoing certificate of amendment, that he has read the certificate of amendment and knows the contents thereof, and that the same is true to his knowledge.


                                              /s/ Israel G. Seeger
                                              ----------------------
                                              Israel G. Seeger
                                              Secretary


Sworn to before me this
26th day of August, 1987


    /s/ William E. Seeger
--------------------------------
        NOTARY PUBLIC

      WILLIAM E. SEEGER
Notary Public, State of New York
         No. 4512922
Qualified in Westchester County
Commission Expires June 30, 1989

================================================================================


                          CERTIFICATE OF INCORPORATION

                                       OF

                            Bally Fitness Clubs, Inc.

               under Section 402 of the Business Corporation Law


================================================================================


                                    Filed  By:
                                                  Miller & Seeger


                                                  Office and Post Office Address

                                                        60 East 42nd Street
                                                        New York, New York 10165

A 234-Certificate of Incorporation             (C)1975 by JULIUS BLUMBERG, INC.,
  Business Corporation Law ss.402:10-82.                    PUBLISHER, NYC 10013



                          CERTIFICATE OF INCORPORATION OF

                            Bally Fitness Clubs, Inc.

               under Section 402 of the Business Corporation Law


IT IS HEREBY CERTIFIED THAT:

    (1) The name of the proposed corporation is Bally Fitness Clubs, Inc.

    (2) The purpose or purposes for which this corporation is formed, are as follows, to wit:
        To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law. The corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body.*

               To establish, manage, lease and otherwise carry on the business of operating health clubs, gymnasiums, swimming pools, running tracks, tennis, racquet ball and squash facilities and establishments of every nature and description for health, sports, fitness and recreational purposes.

               To purchase, sell, manufacture and deal in materials, goods, wares and merchandise of any and every kind and to carry on any lawful trade or business incident to or proper or useful in connection with such purchase, sale, manufacture and dealings and to carry on any kind of retail or wholesale business.

               To take, buy, purchase, exchange, hire, lease or otherwise acquire and dispose of real estate and real property, either improved or unimproved, and any interest or right therein, and to own, use, held, control, maintain, manage and develop the same; to sell, manage, improve, develop, assign, transfer, convey, lease, sublease, pledge or otherwise alienate or dispose of, and to mortgage or otherwise encumber the lands, buildings, real property, chattels - real, and other property of the corporation, real and/or personal and wheresoever situate, and any and all legal and equitable rights therein.







     The corporation, in furtherance of its corporate purposes above set forth, shall have all of the powers enumerated in Section 202 of the Business Corporation Law, subject to any limitations provided in the Business Corporation Law or any other statute of the State of New York.


* If specific consent or approval is required delete this paragraph, insert specific purposes and obtain consent or approval prior to filing.

(3) The office of the corporation is to be located in the City of New York, County of New York, State of New York.

(4) The aggregate number of shares which the corporation shall have the authority to issue is

     200 shares of common stock, all of which shall be without par value.